SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  June 9, 1998
                                ----------------
                                (Date of Report)


                                 ENTROPIN, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


           Colorado                 33-23693                    84-1090424
----------------------------      ------------               -------------------
(State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)           File Number)               Identification No.)


                       45926 Oasis Street, Indio, CA 92201
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (760) 775-8333
               ---------------------------------------------------
               (Registrant's telephone number including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
----------------------

         On June 3, 1998, the Registrant issued the following press release relating to the formation of its Science and Medical Advisory Board:

                                  NEWS RELEASE
FOR IMMEDIATE RELEASE

ENTROPIN, INC. ANNOUNCES THE FORMATION OF SCIENCE AND MEDICAL ADVISORY BOARD

Indio, CA, June 3, 1998 - Entropin Inc. (OTC Bulletin Board: ETOP) today announced the formation of the Company's Science and Medical Advisory Board. This group of eminent members of the medical and research communities will assist Entropin in various aspects of the clinical and regulatory processes for completing the Phase III Clinical Trial and the filing of a successful New Drug Application with the FDA for its first product, Esterom(R). Esterom(R) is a topically-applied, patented medicinal preparation for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder.

The five member board and their brief biographies include:

     Arthur Hull Hayes, Jr., M.D., currently Vice Chairman and Medical Director, Nelson Communications, Inc. and the President of MediScience Associates, Inc. the regulatory/medical consulting division of Nelson Communications. Dr. Hayes was awarded an NIH fellowship in neuropharmacology research at Cornell University Medical College in 1960. He joined Cornell's faculty serving as Associate Professor of Medicine and Pharmacology, Associate Dean for Academic Affairs, and Attending Physician, The New York Hospital. He established and directed the hospital's first cardiac pacemaker clinic. In 1972, Dr. Hayes became Professor of Medicine and Pharmacology, founding Director of the Division of Clinical Pharmacology, and Attending Physician at the Pennsylvania State University College of Medicine, Hershey Medical Center where he also served as chairman of the admissions committee and established a referral-research hypertension clinic. He also chaired the hospital Pharmacy and Therapeutics Committee and served on the institutional review board. In April, 1981 Dr. Hayes was appointed Commissioner of Food and Drugs (FDA) and an Assistant Surgeon General, positions he held until September, 1983 when he was named Provost and Dean, Professor of Medicine, Pharmacology and Family & Community Medicine (Public Health), and Director of the Institute of Human Values in Medical Ethics at the New York Medical College. Dr Hayes is the past president and chief executive officer and member of the board of directors of EM Pharmaceuticals, Inc., a North American subsidiary of E. Merck, Darmstadt, Germany. He has received numerous scientific and public service awards and honors, is a Charter Diplomate of the American Colleges of Physicians, Cardiology, and Chest Physicians, the American Academy of Pharmaceutical Physicians, the New York Academy of Medicine and the Royal College of Medicine. He serves on a number of academic, commercial and foundation boards of directors, advisory committees and editorial boards, and is the chairman of the Council on Family Health. He has published over 100 scientific and public policy articles and book chapters, delivered more than 2500 professional lectures and testified at 24 Congressional Hearings.

     Gerhard Levy, Pharm.D., is University Distinguished Professor of Pharmaceutics Emeritus (active) at the State University of New York at Buffalo School of Pharmacy, where he has served since 1958. Dr. Levy's research interests are in the areas of pharmacokinetics, kinetics of drug action and biopharmaceutics. He has been a member of the editorial board or editorial advisory board of 15 journals, including International Journal of Clinical Pharmacology, Clinical Pharmacology and Therapeutics, Pharmacy Today, Perspectives in Biochemical Pharmacology and Clinical Pharmacokinetics. He has authored over 550 publications and is included in the list of Most Cited Scientists in the November 1990 issue of the Scientist. He has served on a number of committees of the Food and Drug Administration and was a principal consultant to Bureau of Drugs Advisory Panel System. He has consulted for the World Health Organization and was appointed to a distinguished visiting professor position at several universities, including Hebrew University in Israel, University of Iowa, University of Leiden in the Netherlands and the University of Manchester in Great Britain. Among many elected memberships and numerous awards for achievement and excellence, Dr. Levy is the recipient of the first Lifetime Achievement in the Pharmaceutical Sciences Award of the International Pharmaceutical Federation.

     Kenneth  Lloyd  Melmon,  M.D.,  is  currently  Professor  of  Medicine  and
Pharmacology and Associate Dean for Postgraduate Medical Education at the Stanford University School of Medicine. He is past president of the American Federation of Clinical Research, the Western Society of Clinical Investigation, the American Society of Clinical Investigation and the Western Association of Advancement of Science and the Council of the International Society of Immunopharmacology. He was a recipient of a Burroughs Wellcome Clinical Pharmacology Scholar award, a National Institutes of Health Special Fellowship award and a John Simon Guggenheim Memorial Foundation Fellowship for Experimental Studies in Clinical Biochemistry and Immunopharmacology. Dr. Melmon has authored over 300 original papers and book chapters, has served on the editorial board of a dozen scientific journals, including New England Journal of Medicine, American Journal of Physiology, Journal of Clinical Investigation and the Annals of Internal Medicine, and has provided editorial consultation for numerous others. In recent years, he has been a member of the National Research Council of the Institute of Medicine, the Committee on Technological Innovation in Medicine of the National Academy of Sciences and the National Board of Medical Examiners. He served as the chairperson of the Commission of Prescription Drug Use from 1976 to 1980. In 1978, he joined the Stanford University School of Medicine as Chairman of the Department of Medicine where he initiated programs of academic-industry interface that have made possible numerous technology transfers between basic and clinical science. In 1994 he was honored with the Oscar B. Hunter Award of the American Society of Clinical Pharmacology and Therapeutics.

     Lester A. Mitscher, Ph.D. is currently University Distinguished Professor, Department of Medicinal Chemistry at the University of Kansas. He is past chairman of the Medicinal Chemistry Division of the American Chemical Society and chairman of the American Society for Pharmacognosy. He is a fellow of the American Association for Advancement of Science and is the recipient of the
Research Achievement Award in Natural Products Chemistry of the American Pharmaceutical Association Academy of Pharmaceutical Sciences, the Volweiler Award for Research Achievement of the American Association of Colleges of Pharmacy, the Smissman Award in Medicinal Chemistry of the American Chemical Society and the Higuchi-Simons Award in the Biomedical Sciences. Dr. Mitscher has consulted with numerous pharmaceutical companies, including Proctor and Gamble, Panax Laboratories, Abbott Laboratories, G.D. Searle, Sandoz Laboratories, and DuPont Merck Labs. He has served as chairman of the Biological and Natural Products Section of the National Institutes of Health, chairman of the Hematology and Chemotherapy Study Section of the American Cancer Society and chairman of the Cooperative Drug Screening Program of the International
Organization for Chemistry in Development, World Health Organization. Dr. Mitscher has authored several books, over 200 original papers and book chapters, and served as an editor of nearly a dozen professional journals, including The Journal of Antibiotics, Allergy and Infectious Diseases, Medicinal Research Reviews (editor-in-chief) and the Journal of Medicinal Chemistry.

     William Charles McMaster, M.D. is currently Professor and Chief Department of Orthopaedic Surgery at the University of California, Irvine. He also has a private practice in Orange County, California. He is a member of the American Orthopaedic Society for Sports Medicine, has held numerous elected offices in the California Orthopaedic Association, the American Academy of Orthopaedic Surgery and the Western Orthopaedic Association, is a fellow of the American College of Surgeons and a founding member of the Society for Biomaterials and Association for Arthritic Hip and Knee Surgery. He served as team physician for the 1980 United States Olympic and national swimming team at the Hawaii International Invitational, 1981 USA/USSR swimming competition in Kiev, the 1984 United States Olympic swimming team, Fifth World Swimming Championships in Madrid, Spain and Sixth World Swimming Championships in Perth, Australia. In 1988, he served as Physician Specialist for the XXIII Olympiad in Los Angeles, California. Dr. McMaster has authored over 100 publications and presentations, in his area of research specialty, sports medicine and orthopaedic surgery.

Commenting on the Science and Medical Advisory Board, Entropin's Chairman Dr. Higgins D. Bailey said "We are extremely pleased with our Advisory Board. The experience and insight each member brings to the Company in its efforts to commercialize its first product, Esterom(R), is invaluable. We also are pleased by the confidence that they show in Esterom(R) in joining us and look forward to their participation."

Entropin, Inc. is a pharmaceutical research company that is completing development of the Phase III Clinical Trial and proceeding towards its New Drug Application with the FDA for its first product, Esterom(R). Esterom(R) is a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder. Seven patents have been granted by the U.S. Patent Office in connection with this medication.

This announcement contains various "forward-looking statements" within the meaning of federal securities laws. Investors and potential investors should recognize that such statements express expectations which may or may not occur., Whether such expectations occur is subject to uncertainty caused, among other things, by factors that are beyond the control of Entropin's management or other unforeseeable influences unknown at this time. Investors are urged to be cautious in assessing the impact of such "forward-looking statements."

For further information contact Higgins Bailey at (760) 775-8333, or Michael Underwood at (303) 534-1119.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 9, 1998                         ENTROPIN, INC.



                                           By /s/ Wellington A. Ewen
                                              ----------------------------------
                                              Wellington A. Ewen
                                              Chief Financial Officer















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